10(l) Company Sublease, dated October 27, 1997, by and between Skylands
      Community Bank and Ronetco Supermarkets, Inc.

         Bank Sublease, dated October 27, 1997, by and between Skylands
                  Community Bank and Ronetco Supermarkets, Inc.

                                  BANK SUBLEASE

      THIS SUBLEASE is made this 27th day of October 1997 by between Skylands. Community Bank. a New Jersey corporation ("Subleasee"), having an address at P.O. Box 507, Hackettstown. NJ 07840, and Ronetco Supermarkets, Inc., a New Jersey corporation ("Supermarket") or Sublessor, having an address at 1070 Route 46, Ledgewood, NJ 07852.

                                  INTRODUCTION:

      THAT, in consideration of the mutual promises and subject to the terms and conditions set forth herein, Supermarket hereby grants to Subleasee the right to install, maintain and operate a Financial Service Facility, as defined below, in the supermarket store identified below in accordance with the provisions hereinafter set forth.

I. DEFINITIONS.

      For the purposes of this Agreement, the following terms shall have the following meanings:

      (a) "Automated Teller Machine" or "ATM" shall mean an electronic terminal that performs certain banking functions, including dispensing cash, coupons and traveler's checks, accepting deposits and loan payments, making transfers between accounts and giving account balances. These terms however shall not include point-of-sale systems or other direct debit systems installed by Supermarket at its check-out lanes.

      (b) "Financial Service Facility" or "FSF' shall mean a banking facility staffed with one (1) or more bank employees whose functions include, without limitation, opening new deposit accounts, accepting loan applications and performing customary teller transactions, such as cashing checks and taking deposits. An FSF may be equipped with an ATM, safe deposit boxes and a night depository. An FSF may also offer such other products and services as may be permitted by applicable law and regulation, including, without limitation, insurance, non-deposit investment products and travel agency services.

      (c) -Premises" shall mean the area within the Store to be occupied by the FSF.

      (d) "Sublease" or "Agreement" shall mean this Agreement.

2. AGREEMENT.

During the term of this Agreement, Subleasee shall have the exclusive right to install and commence operating an FSF in Supermarket's Store located at Byram New Jersey (the "Store"). Subleasee agrees to be fully bound to all the terms, provisions, conditions, undertakings and obligations herein contained. Supermarket agrees to perform its obligations hereunder for the benefit of the Subleasee

(a) as long as Subleasee is not in default of any of the terms and conditions of this Agreement including, without limitation Subleasee's responsibility to render payment with respect to this Sublease and (b) in the event Subleasee is in default of this Agreement. Supermarket shall continue to perform during the cure period provided to Subleasee as set forth in paragraph 15(a) hereof. If Subleasee ceases to operate the FSF for any mason that constitutes a breach hereunder. Subleasee shall continue to pay rent and shall be required to find an alternative financial institution to take an assignment of the Subleasee's obligation hereunder (the -Substitute Subleasee"). within one hundred eighty
(180) days of the cessation of operations, or Supermarket shall have the right but not the obligation to terminate this Agreement upon three (3) days written notice, but Subleasee shall pay at the time of termination, as liquidated damages a sum equal to fifty (50.0%) percent of the remaining annual rent payable for the then-current term. The parties acknowledge and agree that this amount represents a fair and reasonable estimate of potential damages, which damages would be difficult, if not impossible, to determine at the time of the breach; further Subleasee represents to Supermarket that they do not believe this payment to be a penalty, or punitive in any way.

If the Supermarket has future in-store bank location, Supermarket shall provide a notice to Sublessee. Sublessee shall thereafter have the right to make an offer to Lease said in-store bank location. However, this notice shall not constitute an offer, option or any other right to the Sublessee. This right shall remain in effect so long as Skylands Community Bank, and only Skylands, remains the Sublessee, and maintains an FSF in the Byram Supermarket location.

3. TERM.

      This Agreement shall commence on the date hereof and shall terminate five
(5) years from the date the FSF opens for business, unless earlier terminated or extended as otherwise provided herein. (See Certificate of Commencement)

4. LOCATION & SUBLEASE PREMISES.

      The Subleasee granted under this Agreement shall apply to the Premises in the ShopRite of Byram having the following street address: Route 206 & Lackawanna Drive, Stanhope, NJ. 07876.

5. PAYMENTS.

      a) Subleasee shall make a one-time payment of $5,000 upon lease signing.

      b) Subleasee shall pay to Supermarket the Annual Rent set forth on Schedule A, which is attached hereto and incorporated herein by reference, provided Subleasee has all government approvals as required by Article 10 hereof. Payment shall commence as of the date 90 days after the FSF first opens for business the "Opening Date" or 120 days after the premises is substantially completed, whichever is sooner. in the event the opening date is other than the first day of each calendar month (such payment shall be pro-rated on a daily basis for any partial months). Should Sublessee be proceeding with best efforts to obtain the aforesaid governmental approvals, with due diligence, and in a timely fashion, but said Sublessee has not obtained same, Sublessee shall be provided one thirty day extension to commence payment of rent. Sublessee shall provide all documentation to demonstrate Sublessee's best efforts. NOTWITHSTANDING THE TERM OF SECTION 2 HEREOF, SUBLEASEE SHALL REMAIN LIABLE FOR SUBSMUTE SUBLEASEE FAILURE To PAY THE REWRED RENT SUBJECT, HOWEVER, TO SUPERMARKET'S ELECTION TO ALLOW PAYMENT BY SUBLEASEE OF THE LIQUIDATED DAMAGES.

6. FSF DESIGN AND COST.

      (a) The design of the FSF to be installed by Subleasee shall be subject to Supermarket's reasonable prior written approval. Supermarket agrees to provide 434 square feet within the Store for the exclusive use of the FSF as depicted on Exhibit A annexed hereto.

      (b) Subleasee shall be responsible to Supermarket for any, and all construction work and same shall be completed promptly, with due diligence, in a good and workmanlike and non-negligent manner within 30 days of the issuance of a building permit and Subleasee shall permit no liens to attach to the Premises, except to the extent caused or related to Supermarket's negligent or willful conduct of its agents, employees or contractors. In addition to Subleasee's duties and obligations as set forth herein. Subleasee shall expressly indemnify and hold Supermarket harmless from and against any cost, expense or liability, including reasonable attorney's fees in any way caused by or related to Subleasee's acts or omissions relative to their duties and obligations under this Sublease. Subleasee further takes full responsibility for any contractors or subcontractors hired to do said work including, without limitation, said contractors' or subcontractors' obligations to maintain appropriate insurance and make decisions with respect to the construction work being performed. The cost of installing the FSF shall be home entirely by Subleasee. Supermarket shall be responsible for costs and expenses associated with the timely removal of all personal property of the Supermarket (including check-out lanes) which is located in the space designated for the FSF as depicted on Exhibit A annexed hereto. Subleasee shall also be responsible for any, and all, reasonable costs and expenses associated with resetting or rearranging of the store, related to the initial installation, and those directly related to construction of the FSF.

      (c) Subleasee's shall use the Premises solely for an FSF permitted hereby, which use shall not be considered a violation or default of the lease between the Supermarket and its Landlord ("Prime Lease.") Subleasee shall be solely responsible for obtaining all governmental approval for use of Premises. Nothing, in the Agreement contained, shall be deemed, construed or interpreted as approval or acquiescence, by Supermarket, of any other use by Subleasee or a Substitute Subleasee. Subleasee shall be solely responsible for all approvals of use from any Governmental or regulatory entities with jurisdiction except those required from Supermarket's Landlord ("the Prime Landlord.")

7. USE AND OCCUPANCY.

      (a) Subleasee shall have the exclusive fight to operate an FSF and ATM within the Store. Supermarket shall not conduct nor allow any other entity to conduct or offer competing banking services at the Store with the exception of making change, cashing checks, verifying checks selling money orders, and conducting point-of-sale transactions including transactions by credit card, debit card or ATM card. Supermarket is expressly given the right to institute and market their own credit card(s) whether bank sponsored or internally issued by Supermarket or an affiliated company. Supermarket shall not allow a financial institution other than Subleasee to advertise in the Store, unless ad promotion is instituted by Wakefern Food Corporation or associated with, a particular brand name, product or product-line and is being promoted in a manner not limited to either Supermarket or the store.

      (b) Supermarket & Subleasee shall conduct its business at the Store in a clean and lawful manner. Each party agrees that they shall not intentionally block or restrict the aisles or passageways of the other party. nor shall either party intentionally interfere with the other party's business. If either party negligently causes blockage or restriction. the negligent party shall clean-up or remove said blockage or restriction as soon as possible.

(a) Subleasee's employees and agents, and employees of companies which service the FSF who am not Subleasee employees or agents, shall be granted access to the Store for the purpose of servicing, maintaining and otherwise performing services in connection with the FSF. Supermarket agrees to cooperate with Subleasee in providing access to the Premises during periods of time the Store may not be open for business in the case of an emergency, and any cost or expense of Supermarket associated therewith shall be reimbursed by Subleasee, including without limitation. security services. Subleasee agrees to operate the FSF (i.e., open to the public) and to perform all routine (i.e. non-emergency) service and maintenance operations during Supermarket store hours.

      (d) The FSF shall be continuously open for business for a minimum fifty-eight (58) hours a week allocated over seven (7) days; provided, however, that such minimum hours of operation shall be shortened for any week during which a bank holiday occurs. The hours and days of operation shall be re-evaluated by the parties ninety (90) days after final execution hereof, and shall be subject to reasonable modification based upon "traffic flows- and business conditions related to the FSF only upon mutual written agreement of both parties hereto. Any time thereafter, upon thirty (30) days' written notice of either party, they shall again perform said analysis and agreement; provided, however, that same shall not occur more than four (4) times in a twelve (12) month period.

8. SUBLEASEE'S EMPLOYEES

      (a) All persons employed by Subleasee in or about, or in connection with, the operation of the FSF for all purposes shall be Subleasee's employees. Subleasee agrees to adequately staff and operate the FSF during the hours established under Article 7(d).

      (b) Subleasee shall, at its own cost and expense, maintain Worker's Compensation coverage, Unemployment compensation coverage and any other insurance which may be required by law with respect to its employees.

      (c) Employees of Subleasee, while working at the FSF, shall be entitled to use the toilet facilities and break-room in the Store provided by Supermarket for the convenience of Supermarket employees.

      (d) Employees of sublease, while working at the FSF, shall be required to park their automobiles in spaces designated by Supermarket for parking by Supermarket employees.

      (e) Employees of Subleasee, while working at the FSF, shall be required to adhere to the same rules and regulations of the Supermarket employees, as said rules and regulations may be amended from time to time, including all rules and regulations regarding smoking in and around the Premises and the Store. Copy of said rules and regulations are attached as Exhibit B.

9. IMPROVEMENTS, ADDITIONS AND SIGNS.

      (a) Subleasee, at its sole cost and expense, shall furnish all fixtures, equipment and furnishings which it deems necessary or desirable for FSF operations and shall pay any and all costs of modification of the Store for the installation of its fixtures, equipment and furnishings. Subleasees shall not make any modification or attach any substantial fixtures or equipment without Supermarket's prior written approval, to be obtained as hereinafter set forth. Subleasee shall, within sixty (60) days hereof, submit to Supermarket plans for all improvements proposed, including without limitation, construction materials, colors, fixtures, lighting, signing and graphics all of which am to be designed in such a manner as to be harmonious with the style and decor of the store as currently existing. Supermarket agrees to review said plans, in its reasonable discretion, within thirty (30) days after receipt and to notify Subleasee of its written approval, disapproval or approval with conditions of such plans. In the event Supermarket fails to so notify Subleasee in writing within the thirty (30) day period, such plans shall be construed as being approved as submitted. Supermarket shall also be entitled to review and approve the final plans subject to their satisfaction that the improvements to be made to the Premises shall be in conformity with, and of a quality of workmanship equal to, or better than,. that which exists in the rest of the Shopping Center in which the Premises are located. Prior to Subleasee beginning any construction work on the Premises, Subleasee shall submit final plans to Supermarket for the sole purpose of verifying that the final plans are identical to the plans previously approved by Supermarket (final plans for the purpose hereof shall be defined as those which have been approved by the Township and upon which any building permits am to be issued); Supermarket shall have ten (10) days to verify same. Failure to note objections in writing within said period shall be deemed approval. Should Supermarket object to said plans by service of said notice Subleasee shall not be permitted to begin construction until Supermarket is satisfied that the

      (b) Subleasee shall be solely responsible for any, and all construction work, and same shall be completed in accordance with the approved final plans and shall be completed in the manner described in Paragraph 6 above, within 30 days of issuance of a building permit. which shall be promptly obtained after Supermarket approves licensed plan. No liens resulting therefrom shall attach to the Premises. In addition to Subleasee's duties and obligations as set forth herein. Subleasee shall expressly indemnify and hold Supermarket harmless from and against any costs, expense or liability, including reasonable attorney's fees in any way caused or related to Subleasce's licensing of Premises as permitted hereby and the construction work necessitated hereby. Subleasee further takes full responsibility for any contractors or subcontractors hired to do said work including, without imitation. said contractors' or subcontractors' obligations to maintain appropriate insurance and make decisions with respect to the construction work being performed. Supermarket shall in no way be held responsible for payment of any architectural or engineering costs associated with the improvements to be made to the Premises as permitted hereby. Subleasee shall be required to pay any, and all, costs and expenses of construction of the improvements to the Premises. Imposition of any mechanic's or materialmen's lien or other encumbrances pursuant to NJ.S.A. 44A-1 on the Premises shall be considered a default under this Agreement.

      (c) Supermarket shall permit Subleasee to place signs identifying its operation inside the Store at locations to be agreed upon by the parties and which, in any event, shall be, and remain, in compliance with local laws. Subleasee will submit to Supermarket for its approval a signage package detailing the appearance and size of all signs to be installed. Exterior signs of such dimensions as Supermarket and Subleasee may agree upon will be permitted only upon the consent of Supermarket, Supermarket's Landlord, if any, and compliance with all local ordinances and regulations. It shall be Subleasee's sole responsibility to obtain all required governmental approvals, however, Supermarket agrees to cooperate with Subleasee in obtaining all necessary approvals from third parties with respect to such signs. Supermarket's approval under this paragraph shall not be unreasonably withheld or delayed, provided the design of all signs is harmonious with the decor of the store.

      (d) Provided Supermarket's equipment lender and lender for personal property permits, Supermarket subordinates its rights to a lien upon any fixtures, machinery or equipment installed or to be installed on the Premises by or through Subleasee for the satisfaction of any cause of action which may accrue to Supermarket under the provisions of this Agreement. Supermarket further agrees to execute any documents reasonable necessary to evidence said subordination as may reasonable be required from time to time by third pat-ties from which Subleasee leases such fixtures, machinery or equipment.

10. APPROVALS.

      (a) Subleasee shall have sole, and complete, responsibility for obtaining all governmental, administrative or regulatory permits except as provided in 9(c) below, and for paying all municipal, sate and county fees, expenses and costs.

      (b) Supermarket agrees to cooperate with and assist Subleasee in obtaining any necessary approvals and permits in connection with the construction, installation and operation of the FSF.

      (c) Notwithstanding the above, this Agreement is conditioned upon receipt, by the Subleasee, of any appropriate banking or financial regulatory approval necessary to operate the FSF, within 30 days of the execution of this Sublease.

11. MAINTENANCE AND REPAIR-

      (a) Subleasee shall, at its sole cost and expense, do, or provide, the following:

            (i) Keep and maintain the FSF in good order and repair, including all equipment installed therin and all electrical or other transmission lines installed by Subleasee for computer data processing and transmission,

            (ii) All necessary janitorial services for the FSF,

            (iii) Subleasee shall be solely responsible for the cost, installation. and maintenance of any additional beating and air conditioning equipment that may be required by Subleasee.

      (b) Supermarket shall, at its sole cost and expense, provide ONLY the following maintenance and services:

            (i) Supermarket shall furnish all utilities for the Store, and shall make all utilities available to the FSF. Supermarket shall in no way be responsible for payment of any fees. costs or expenses associated with installation or usage of any, and all. utilities. If utility service to the Store is interrupted, due to Supermarket's negligence, for a period in excess of 24 hours, the Annual Rent payable hereunder shall be abated until utility service is restores; provided, however, Supermarket shall not be liable ' to Subleasee for any damages, expenses, or claims incurred Subleasee arising from an interruption of utility service.

            (ii) Supermarket shall keep and maintain the Store and all mechanical systems in good order and repair. Supermarket shall not be responsible, in any manner whatsoever, for any additional heating and cooling equipment that may be required and installed by Subleasee including the cost of utilities related to same;

            (iii) Supermarket shall not intentionally or negligently hinder the operation of Subleasee's business within the Premises nor shall Supermarket use ad, flyers or signs to intentionally prohibit or hinder viewing through or into the Premises; and

            (iv) Supermarket shall not intentionally inhibit the ingress to and egress from the Premises and shall use best efforts to keep access to and from the teller counters in the FSF, free and clear of obstructions, and to remove any unintentional obstructions as soon as is practicable.

12. ADVERTISING, PROMOTION AND RELATED ACTIVITIES

      (a). Supermarket and Subleasee may advertise the existence and location of the FSF in such media and in such manner, as each deems appropriate.

      (b) Subleasee may promote its products and services outside the FSF within the Store itself. Should the FSF exceed two (2) persons during normal hours, and three (3) persons during peak hours (defined herein as Saturday and Sunday), promoting their products and services in one-on-one discussions with Supermarket's patrons outside the FSF in the Store itself, they shall be required to obtain Supermarket's written approval, which shall not be unreasonably withheld; such products and services shall be limited to those offered at the FSF and shall not compete with the grocery products or services offered by Supermarket.

      (c) Subleasee shall have access to the intercommunications system ("intercom") within the Store to promote the products and services offered at the FSF. Subleasee's use thereof shall be restricted to the times and length of message solely determined in the discretion of Supermarket.

      (d) All promotions conducted by Subleasee in the Store shall be conducted in a professional manner by trained employees working at the FSF.

13. INSURANCE,

            (a) Subleasee shall carry its own personal property insurance to protect its assets. Subleasee shall also keep in force dud" the term of this Agreement general liability insurance and/or umbrella liability insurance policy with respect to its FSF operations naming Supermarket as an additional insured under such policy. The liability limits of such policy shall not be less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury and replacement value for property damage. Further, during the term of this Agreement and any renewals hereof, Subleasee shall maintain, or cause to be maintained property insurance and workers' compensation insurance on the FSF and its employees. Subleasee may not substitute a program of self-insurance without the "press written consent of Supermarket, to be exercised in Supermarket's sole discretion; said insurance to b~ maintained in commercially reasonable amounts. Prior to its occupancy, Subleasee shall furnish Supermarket with a certificate of insurance indicating the types and levels of all required insurance coverage. All said insurance shall not be cancelable except upon thirty
      (30) days written notice to Supermarket. In the event Subleasee desires to self-insure, or place its insurance with a related or affiliated entity, then it shall further be required to obtain the written Guarantee of [Parent Corporation or Principal Shareholder of Subleasee] to their obligation set forth in this Article 13.

            (b) During the term of this Agreement and any renewals hereof, Supermarket shall maintain, or cause to be maintained, general liability, casualty and workers' compensation insurance on the Store, but may substitute therefor a program of self-insurance adequate to enable Supermarket to comply with its responsibilities under this Agreement.

            (b) Subleasee agrees to hold Supermarket harmless from any and all claims for injury, death, damages or expenses (including reasonable attorneys' fees) resulting from the use and occupancy of the Premises and the activities or business of Subleasee; any Subleasee employees, agents, invitees, business invitees, customers, while within the Premises, or any contractor of Subleasee at the Store. In the event any legal proceeding is brought against Supermarket due to same Subleasee agrees to indemnify and save Supermarket harmless from and against, any and all liability, cost or expense, including but not limited to (reasonable attorneys' fees) resulting from the activities or business of Supermarket or any Supermarket employee at the * Store. In the event any legal proceeding is brought against Subleasee due to any such activities, Supermarket agrees to defend the interests of Subleasee at no cost to Subleasee.

            (d) Should Subleasee, for any length of time, fail to maintain the required insurance, this Agreement shall immediately terminate without the requirement of written notice by Supermarket.

      14. TAXES.

            Subleasee shall pay all taxes, other than real estate taxes, assessed by any taxing authority because of its operations at the FSF and shall pay all personal property taxes assessed on its fixtures, equipment and machinery located in the Store. In the event any unapportioned tax assessed against Supermarket includes Subleasee property, other than real estate taxes, Subleasee shall pay such portion of the tax as the value of such Subleasee property that was included in Supermarket's assessment at the time of the assessment bears to the total value of the property assessed in the Store.

                  *Any supermarket employees agents, invitees, business invitees, customers, or any contractor of Supermarket at the Store.

15. TERMINATION BY SUPERMARKET,

      (a) if Subleasee shall fail to make the payments required hereunder when the same are due, and the same shall not be paid within ten (10) days after written notice to Subleasee or if Subleasee breaches any other covenant or defaults in any other obligation or undertaking of this Agreement or if any representation or statement of Subleasee set forth herein proves to be untrue and Subleasee fails to remedy same within thirty (30) days after written notice of such breach, provided same is capable of cure within said period (if incapable of cure within said period Subleasee must begin cure immediately and diligently pursue same), Supermarket may, at its option, declare this Agreement terminated without prejudice to any additional remedy which may be available to Supermarket.

      (b) Anything in Us Agreement to the contrary notwithstanding, in the event that Subleasee shall become insolvent, bankrupt or make any assignment for the benefit of creditors, or if it or its interest hereunder shall be levied upon or sold under execution or other legal process, or in the event Subleasee is closed or taken over by the banking authority of the State of New Jersey, or other bank supervisory authority, Supermarket may terminate this Agreement only with the concurrence of such banking authority, except in the event of a default not related to or caused by said takeover, and any such authority shall in any event have the election either to continue or terminate this Agreement; Provided, that in the event this Agreement is terminated, the maximum claim of Supermarket for damages or indemnity for mandatory damages resulting from the rejection or abandonment of the unexpired term of this Agreement shall in no event be in an amount exceeding the annual rent reserved by this Agreement, without acceleration of all rent for the term, for the year next-succeeding the date of the surrender of the Premises to Supermarket, plus an amount equal to the unpaid rent accrued plus interest at one (1.0%) percent monthly on the then-outstanding balance.

16. TERMINATION BY SUBLEASEE.

      (a) If Supermarket breaches any covenant in this Agreement and fails to remedy same within thirty (30) days after written notice of such breach, Subleasee may, at its option, declare this Agreement terminated without prejudice to any additional remedy which may be available to Subleasee.

      (b) If Subleasee ceases to operate the FSF:

            1. Due to a merger or consolidation with another financial institution, prior to expiration of the then current term of this Agreement, Subleasee shall have the option of terminating this Agreement upon ninety (90) days written notice to Supermarket. Subleasee during said period, shall be required to use its best efforts to locate a Substitute Subleasee, acceptable to Supermarket (in writing), to operate the FSF.

            2. For any other mason, if Subleasee shall terminate then the terms of Section 2 of this Agreement shall govern.

17. POSSESSION OF UPON TERMNATION.

      Within forty-five (45) days after the effective date of any termination of this Agreement, licenses shall surrender peaceful possession of the Premises and shall, at its expense, remove all furnishings, machinery and equipment placed on the premises by or through Subleasee and restore the Premises to as good a condition as it received same, loss or damage by fire and ordinary wear and tear from reasonable use excepted.

18. DAMAGES TO PREMISES

      If by fire or other casualty, the Premises or the Store am destroyed or damaged to the extent that Subleasee is deprived Of Occupancy Or use Of the SAM, and if such damage or destruction can be repaired within one hundred twenty (120) days from the date of such damage or destruction, Supermarket shall proceed, if allowed by its existing Prime Lease, with due diligence to restore the Premises and the Store to substantially the same condition as existed before such damage or destruction. The rent and other charges payable by Subleasee hereunder with regard to the Premises shall be abated to the extent that Subleasee is unable to occupy and use the Premises. In the event such damage or destruction cannot be repaired within one hundred twenty (120) days, Subleasee may, at it option, terminate this Agreement by giving ten (10) days' written notice to Supermarket. The determination of the amount of time necessary to effect repairs shall be in accordance with the procedure established in the Prime Lease. Subleasee agrees to assign all rights to insurance proceeds relative to damage to the Store or the Premises to Supermarket should the election to restore the Premises be made as herein above described. Supermarket is not obligated to restore the premises if the insurance proceeds do not cover 100% of the restoration cost. Anything in Paragraph 18 and 19 to the contrary notwithstanding, in the event of any inconsistency between the Sublease and the Prim Lease, the Prime Lease shall control.

19. CONDEMNATION.

      Subject to terms and conditions of the Prime Lease, if the Store or the Premises, or a portion of either, are taken or condemned by any competent authority so as to prevent Subleasee from conducting its operations in substantially the same manner as theretofore conducted, or if the Supermarket is entitled to terminate Supermarket's operation pursuant to the terms of the Prime Lease, this Agreement will terminate. Supermarket and Subleasee shall each be entitled to make separate claims based upon existing common-law rights in the event of any condemnation or eminent domain proceeding, and they shall not interfere with each others pursuit of said claims, but shall cooperate with each other in pursuit thereof

20. PEACEFUL POSSESSION.

      Supermarket warrants that for so long as Subleasee performs its obligations under this Agreement Subleasee shall have peaceful and uninterrupted possession of the Premises during the term of this Agreement.

21. RENEWALS.

      This Agreement may be renewed by Subleasee for two (2) additional terms of five (5) years each in accordance with the following:

      (a) Subleasee shall notify Supermarket in writing of its election to renew at least one hundred eighty (180) days prior to the expiration of the then current term.

      (b) Each renewal will be on the same terms and conditions as set forth herein, with the exception of the increases in rent as set forth in Exhibit A.

      (c) Them shall then be no existing default or event of default, beyond applicable cum period(s) on the part of Subleasee of which it either has actual knowledge or for which it has received notice from Supermarket under this Agreement.

22. ASSIGNMENT.

      (a) Subleasee shall have the right to assign its rights and obligations hereunder to any financial institution which is a wholly-owned subsidiary of or an affiliate owned or controlled by Skylands Community Bank, the parent corporation of Subleasee, which subsidiary or affiliate is in substantially the same business as Subleasee.

      (b) A successor in interest by merger, operation of law, assignment or purchase, or otherwise, of the entire business of either party shall acquire all interest of such party hereunder.

      (c) All other assignments, or other transfer(s) of interest, shall be subject to Supermarket's approval, which shall not be unreasonably withheld. any attempted assignment or other transfer of interest not in conformity herewith shall automatically void said assignment and, at Supermarket's discretion this Agreement.

      (d) Subleasee shall remain liable for all obligations of its Sublease under this Agreement.

23. REMODELJNG OR VACATION OF STORES.

      (a) Subject to Regulatory Approval for the FSF, in the event Supermarket finds it desirable to remodel or enlarge the Store, the FSF may be moved from the Premises to a like location of similar dimensions or configuration within the Store mutually satisfactory to Subleasee and Supermarket. If remodeling occurs during the fast five (5) years of this Agreement, or within five (5) years of the next-preceding relocation, Supermarket shall pay all costs associated with the relocation of the FSF. Supermarket shall use its best efforts to avoid relocating the FSF from its initially approved Premises. The various options shall be reviewed by Subleasee or Supermarket prior to such a relocation being undertaken.

      (b) In the event Supermarket decides to cease operating and vacate the Store, except as provided in paragraph (c) below, Supermarket will give Subleasee notice of such decision at least thirty (30) days prior to the day the Store will cease operating. If the Store is to be relocated in another building, Subleasee shall have the option of terminating this Agreement or relocating its FSF in the new store under the same terms and conditions at the time of such relocation. If relocation occurs during the first five (5) years of this Agreement, Supermarket shall pay all costs associated with relocating the FSF in the new building. If the Store is not relocated, this Agreement will terminate as of the day the Store ceases operating. If the Store is not relocated and termination occurs during the first five (5) years of this Agreement, Supermarket shall reimburse Subleasee a portion of its initial capital expenditures in accordance with the schedule set forth in paragraph (d)(H) below.

      (c) in the event Supermarket sells, leases, subleases, assigns or otherwise transfers its interest in the Store to an entity (-transferee") other than Supermarket or other than a subsidiary or partnership of which Supermarket is a majority owner, neither party shall have the option of terminating this Agreement. Included herein shall be a sale, transfer or assignment to any subsidiary, affiliate or related company of Supermarket or of Supermarket's parent corporation: Wakefern Food Corp., engaged in the retail supermarket business.

      (d) (i) Upon notice by Supermarket of termination pursuant to the foregoing paragraph (c). Subleasee shall vacate the Premises in accordance with
Section 16 of this Agreement unless a longer period is required by federal or state law.

            (ii) Upon Sublessee's vacation of the Premises, Supermarket shall pay to Subleasee a portion of the capital expenditures made in connection with Subleasee's installation of the FSF on the Premises as follows:

        If Termination Occurs During     Supermarket Pays
       (Year of License Term)
               Year 1                          100%
               Year 2                           80%
               Year 3                           60%
               Year 4                           40%
               Year 5                           20%
        Year 6 and thereafter                   0%

            (iii) Supermarket shall have no obligation to make payments under the foregoing paragraph (d)(ii) if (A) the FSF has ceased operations for more than thirty (30) days prior to receipt of the notice referred to above, or (B) construction of the FSF is complete but Subleasee has elected not to open the FSF for business.

            (iv) Both Supermarket and Subleasee agree that the provisions of this Section 22(d) represent liquidated damages and do not constitute a penalty and that damages are difficult, if not impossible, to measure.

24. SECURITY.

      (a) It shall be Subleasee's obligation to provide security for the FSF. Subleasee shall have the right to have a security guard who is an employee or agent of Subleasee in the Premises at all times and to install any electronic surveillance equipment in the Premises it deems necessary.

      (b) Subleasee hereby releases Supermarket from any claims, loss or damage that Subleasee might sustain by virtue of a robbery or attempted robbery of theft or attempted theft from the FSF. Supermarket hereby releases Subleasee and-Sub license from any claims, loss or damage that Supermarket might sustain by mason of a robbery or attempted robbery of or theft or attempted theft from the Store.

25. CONFIDENTIALIM

      (a) Each party acknowledges that in connection with this Agreement or in the performance hereof, it has or will come into possession or knowledge of material and information which is proprietary to the other party. Each part, therefore, agrees to hold such material and information in strictest confidence, not to make use thereof except in the performance of this Agreement, and not to release or disclose it to any other party with the exception of parent companies, subsidiaries, affiliates or regulators of the parties. The terms hereof shall be deemed and construed as falling within the contemplation of the terms of this section.

      (b) In the event of a breach or threatened breach by Subleasee of the provisions of this Section 25, Supermarket shall be entitled to an injunction restraining Subleasee from disclosing information. Nothing herein contained shall be construed as prohibiting Supermarket from pursuing any other remedies in law, at equity or otherwise available to the Supermarket for such breach or threatened breach, including without limitation, the recovery of damages, reasonable attorneys' fees and costs of suit from Subleasee.

26. CONSENT OF SUPERMARKET'S LANDLORD.

      This Agreement shall not be effective unless, and until, the Prime Landlord approves the form and contents hereof by execution of the consent set forth following the execution section hereof, which is to obtained by Supermarket within thirty (30) days of the date of full execution hereof. In the event of any inconsistency between the Sublease and the Prime Lease, the Prime Lease shall control. The Prime Lease is attached hereto as Exhibit C.

27. ENTIRE AGREEMENT

      The parties agree that this Agreement and any exhibits attached hereto set forth all the promises, agreements and understandings between them with respect to Subleasee's right and license to install, operate and maintain an FSF at the Store. It is further agreed that any amendment or modification to this Agreement shall not be binding unless such amendment or modification is reduced to writing and signed by both Parties.

28. CAPTIONS.

      The captions of the several sections of this Agreement are not pail of the context hereof and shall be ignored in construing this Agreement. They are intended only as aids in locating various provisions hereof.

29. SEVERABILITY.

      Each provision contained in the Agreement shall be independent and severable from all other provisions contained herein, and the invalidity of any such provision shall in no way affect the enforceability of die other provisions.

30. SECURITY DEPOSIT:

      Subleasee has agreed to deposit with Supermarket as a security for Subleasee's performance of the terms and provisions hereto a sum which shall at all times be equivalent to two (2) times the monthly installment of Annual Rent required to be paid hereunder, which sum shall be due and payable at the time of the execution of the Sublease. In the event that the Subleasee shall default in any of the terms, covenants and conditions of this Sublease, Supermarket may apply or retain all or any portion of the security deposit to cure the default or to reimburse Supermarket for any cost which Supermarket may incur by reason of such default. In the event of every such application or retention, the Subleasee shall on demand pay to Supermarket the sums so applied or retained which shall be added to the security deposit so that the same shall be restored to its original amount. No interest shall be payable to Subleasee on account of the security deposit, and Supermarket may commingle the security deposit with other of its funds.

      Within thirty (30) days following the end of the Term of this Sublease, providing the Subleasee shall not be in default hereunder and provided further that the security deposit had not otherwise been applied, the security deposit shall be returned to the Subleasee. In the event of an assignment thereof or other disposition of this Sublease, Supermarket may assign and turn over the security deposit to Supermarket's grantee, lessee or assignee, and Subleasee hereby releases and relieves Supermarket from any and all liability for the return of said deposit and shall look solely to Supermarket's grantee, lessee or assignee therefore.

      In lieu of cash, Subleasee may deliver to Supermarket simultaneously with the execution of this Sublease an irrevocable negotiable letter of credit issued by and drawn on a bank or trust company reasonably acceptable to Supermarket, or by the Subleasee itself in form and content reasonably acceptable to Supermarket. for the account of Supermarket in the amount of the required security deposit. Said letter of credit shall be for one (1) yea and shall be renewed by Subleasee each year until the expiration of the Term of this Lease and shall be delivered to Supermarket thirty (30) days before the expiration of the current letter of credit. Failure to timely deliver such letter of credit shall constitute it material breach of the Sublease and Supermarket shall be entitled to present the existing letter of credit for payment.

31. GOVERNING LAW.

      (a) This Agreement is deemed to have been executed in the State of New Jersey, and it is agreed that any controversy or claim arising from or related in any way to this Agreement shall be governed and controlled by the laws of the State of New Jersey.

      (b) Supermarket acknowledges and agrees that each of the covenants and obligations of Subleasee hereunder, including without limitation, the establishment, maintenance, closure, relocation and hours of operation of the FSF and any ATM, is at all times subject to the consent or approval of all state and federal regulatory agencies now or hereafter empowered to regulate Subleasee.

32. BINDING EFFECT-,

      Ms Agreement shall be binding upon and shall inure to the benefit of Supermarket and Subleasee and their respective legal representatives, successors and permitted assigns.

33. N0TICES.

     (a) All notices required or permitted hereunder shall be in writing and signed by a duly authorized representative of the party making the same. All notices shall be deemed effective when delivered personally or by Federal Express Corporation or similar reputable overnight delivery service or two (2) business days following deposit in the United States mail, registered or certified, return receipt requested, postage or overnight delivery charge prepaid, addressed as follows:

               (i)       If to Supermarket, then to:

                        David P. Romano - Controller
                        Ronetco Supermarkets, Inc.
                        Morris Canal Plaza
                        1070 U.S. Hwy. 4
                        Ledgg~wood. NJ. 07852

                        Attention:

               (H)      If to Subleasee, then to:

                        Michael Halpin - President
                        Skylands Community Bank
                        P.O. Box 507
                        Hackettstown, N.J. 07940

                        Attention:

34. FORCE MAJEURE

      The performance of both parties shall be excused during the period and to the extent that such performance is rendered impossible or impracticable due to acts of God, strikes, lockouts or labor difficulty, unavailability of parts through normal supply sources, failure of any utility to supply its services for masons beyond a party's control, explosion, sabotage, accident, riot, civil commotion. war, fire, flood, or other casualty, or any other cause beyond the reasonable control of the party whose performance is to be excused.

      IN WITNESS WHEREOF, the parties have caused duplicate counterparts of this Agreement to be duly executed as of the date first set forth at the beginning of this Agreement.

                        [SUBLEASEE]

                        By:  Michael Halpin

Ronetco Supermarkets, Inc.
[SUPERMARKET]

DAVID P. ROMANO
CORPORATE AMMTRATOR & CONTROLLER
RONETCO SUPERMARKETS, INC.
1070 US HIGHWAY 4e
LEDGEWOOD. NJ 07852-9735
/s/ David P. Romano

                                   SCHEDULE A

                                       TO

                                    SUBLEASE

                                     between

                                  SKYLANDSBANK

                                       and

                           RONETCO SUPERMARKETS, INC.

                                       for

                                 BYRAM SHOPRITE

                         Route 206 and Lackawanna Drive

ANNUAL RENT:

     A.   Initial Term (Year 1)  $52,056-25
              (Years 2 - 5)         $66,975
     B.   Renewal Terms:
          i.   years 6-10:          $80,370
          ii.  years 11-15:         $96,444

                                    EXHIBIT B
                                       to
                                    SUBLEASE
                                     between
                            RONETCO SUPERMARKM, INC.
                                       and
                             SKYLANDS COMMUNITY BANK
                                       for
                                 BYRAM SHOPRITE

RONETCO SUPERMARKETS, INC.
Operators of ShopR1tc Supermarkets
Company Rules & Regulations
Form #A-PSOB

Dress Code

The company must maintain an excellent image with the public. You, as ShopRite's representative, contribute by being neat, clean and well groomed at all times. This applies to your physical being (beards, mustaches, hair, etc.) as well as your attire. You must dress professionally.

The following applies:

1. Name tags. service pins. and any items such as buttons and ribbons provided by the company in support of a promotional or advertising campaign must be worn. Union identification badges or pins are permissible. Personal decorations are not acceptable.

2. Company issued uniform and hats, when provided, must be worn. They must be clean, neat, and properly fastened.

3. Any form of visible body piercing, other than earrings, is prohibited. Earrings are restricted to a small display in each earlobe.

4.    Slacks and jeans must be neat, clean, and without holes, patches or faded.

5. Skirts. skorts. and culottes cannot be more than three inches above the knee.

6. Sweat pants, shorts, spandex pants, or any tight fitting pants are not acceptable and cannot be worn. Stirrup pants are acceptable and can be worn. Excessively loose fitting pants cannot be worn.

7. Male associates are required to wear a collared dress shirt (preferably a pastel color) and tie. Polo shirts or any pullover shirt are not acceptable. Shirt is to be tucked inside of pants.

8. Female associates can wear the following- a collared shirt (preferably a pastel color). blouse, polo shirt, pullover shin without a collar. turtle neck. or sweat. A sweatshirt. or sleeveless shirt/top, is not an acceptable shirt

9. Any associate. male or female, in a gray apron or Pharmacy technician jacket is not allowed to wear a non-collared shirt that resembles or is a tee shirt

10.   Non collared shirts and shorts for night crew is acceptable.

11. Advertisements or written messages on front or back of any shirt are not allowed unless it is company issued.

12.   Custodians are required to wear company issued uniforms.

13. Hair must be neat and conservative. Long hair must be properly secured as not to interfere with your job or servicing of the customer in accordance with health and sanitation standards.

14. Associates assigned to the Meat, Appy. Fish, Fresh Bakery, and Produce areas must wear a company issued hat of visor. Associates who have hair longer than collar length are required to wear a hair net.

15. Beards and mustaches must be neatly trimmed. Male associates in the Meat, Appy, Fish, Produce Prep Area, and Fresh Bakery Departments (day crew or night crew) with a beard must wear a beard net.

16. Gloves are to be worn in food prep areas. Specific guidelines will be addressed during your training.

17. Service Clerks are required to wear a reflector vest when outside the store after dark.

18. Rain gear is provided to service clerks for pushing carts in inclement weather. Hats and gloves are not provided, so dress appropriately.

19. Back supports belts are to be worn under your uniform except for custodians, who can wear them on top of their shirt

20. Associates are to be in proper uniform and ready for work before the start of their work shift.

21.   Personal property is to be kept in designated areas.

22. Pocketbooks are to be stored in associates' lockers. They are not allowed in your work area at any time.

23. For your protection, sandals and other types of soft or open toe shoes are not to be worn.

      Store Rules

24. Associates must be courteous toward every customer at all times. All customer inquiries should be handled promptly in a helpful and professional manor.

25. No incoming or outgoing personal phone calls are permitted. Messages may be left, at the Courtesy Booth.

26. This is a smoke free building. Smoking is allowed outside in designated areas only.

                                   Page 2 of5

27. Main entrance is to be used when reporting to and leaving work. Receiving door is to be used if reporting to work prior to store opening hours (except Sunday).

28. Associates must wash hands after using rest room facilities.

29. It is the responsibility of all associates to keep rest rooms and break room clean.

30. In case of illness, notify your manager as soon as possible prior to the start of your work shift so a replacement can be called if needed. Call at least one hour prior to start of work shift. If illness is longer than one day, maintain contact with department manager or store manager.

31.   Tips and/or gratuities are not to be accepted by an associate.

32. Lockers are to be kept clean and free of perishable products. Lockers are company property and subject to periodic inspections.

33. Parking of associates' cars is only permitted in assigned areas. Refer to diagram on location of assigned areas.

34. Bringing in or drinking of alcoholic beverages is forbidden in or around the store. Possession of any illegal drug on store property will mean termination of employment. Any associate appearing to be under the influence of alcohol or drugs will be suspended immediately.

35.   Any gambling activity on store property is forbidden.

36. Associates art not permitted to solicit from customers or other associates for their own financial gain or favorite charities (Avon, Tupperware, Amway, fund raising, raffle tickets, etc.).

37. Socializing in work/sales area during working hours is not permitted. Off duty associates are not (to socialize with working personnel or enter the store for any purpose other than shopping.

38.   Equipment belonging to the company cannot be removed from the premises.

39. Any act of theft by customer or store personnel should be reported to the store manager immediately.

40. Federal and state law prohibits anyone under the age of 18 to operate a meat slicer, baler, compactor, or electric jack. This includes placing items into a baler or compactor. Violation of this rule is cause for termination.

4 1. Defacing of company property in any manner will be grounds for immediate termination.

42. Cashiers are responsible for all Monies in their cash till. The occurrence of frequent money differences can result in suspension or termination. (Cash control guidelines will be reviewed with you by store management)

                                   Page 3 of 5

43. Associates are to clock out immediately upon completion of their work shift. Associates are only allowed to clock their own time.

41. Associates are not to accept premiums or gifts from companies doing business with the store without permission from the store anager.

45. Sample products damaged merchandise. and items that credit has been given on are the property of the Store. * No associate shall remove, use, or consume such news without permission from the store

      Purchases

46.   Associates must pay for all food and drinks before consuming.

47. Purchasing of Items for consumption during lunches and breaks is snowed after associate has punched out on the time clock. All other purchases must be made after completion of work shift.

48. Sales receipt for merchandise purchased for break or lunch is to have associates name written on it and is to be attached to merchandise.

49. Eating is only allowed in break room. Food is not to be stored or consumed in work area.

50. No merchandise is to be selected in advance and held aside for a later purchase.

51. Purchases made by associates during off time are to be supervised by customer service manager or manager in charge. Associates are to identify themselves to the cashier that they are an associate of Ronetco, including associates from another store.

52. Associates may purchase damaged or marked down merchandise only with permission of the store manager.

53. All meat purchases must be selected from the meat case. Any special cuts must be approved and initialed on the label by the meat manager or store manager prior to purchase being made.

54. All purchases from the Appetizing Department must be made in the same manner as a customer (you take a numbered ticket).

55. Associates, like all customers. may present coupons for their purchases, but offering or accepting coupons for items not purchased or more than one coupon per purchase will be considered an act of theft and cause for termination.

56. Cashiers are not allowed to check out members of their families or friends.

57. Management has the right to inspect any package or purchase either in the store or when it is being taken from the store.

                                   Page 4 of 5

RONETCO SUPERMARKETS, INC.
Operators of ShopRite Supermarkets
Company Rules & Regulations

Store Manager

Assistant Store Manager

immediate Supervisor

(Job Title)

Store Telephone Number

I have received a copy of the Company Rules & Regulations (Form #A-P306, Revised 10195) and have read and understand it.

Associate's Name

I

V

(Please Print)

Associates' Signature
Date
Store Number
Number of Uniforms Received

I understand that infraction of these rules is cause of disciplinary action up to and including termination.

Locker keys, name badge, uniforms/aprons, safety belts, pricing equipment, and cutting equipment, are property of Ronetco. They are to be returned Upon ending employment.

Tear off bottom half and send to the Payroll Department at Corporate Headquarters. To be kept in associates Personnel File.

Page 5 of 5

                                                                       EXHIBIT C

                                       to
                                    SUBLEASE
                                     between
                           RONETCO SUPERMARKETS, INC,
                                       and
                              SKYLANDS CONMUNM BANK
                                       for
                                 BYRAM SHOPRITE

PRIME LEASE

Amended and Restated Lease between Peoples Plaza Associates and Ronetco Supermarkets, Inc. dated December 16, 1991.

First Amendment to Amend and Restated Lease between Peoples Plaza Associates and Ronetco Supermarkets, Inc. dated December 5, 1996.


                                       15